                                                                      EXHIBIT 11

METROWERKS INC. AND SUBSIDIARIES
STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                                                    YEAR ENDED JULY 31,
                                                                      1996                 1997                1998
                                                                ------------------    ----------------    ----------------
Primary -
    Weighted average common share outstanding/1/                            8,811              11,523               12,311
    Conversion of warrants using the if converted method                    1,809                 --                   --
                                                               ------------------    ----------------     ----------------
                                                                           10,620              11,523               12,311

    Net income (loss)                                                     $   105             $(5,975)             $(5,897)
                                                               ------------------    ----------------     ----------------
    Net income (loss) per share                                           $  0.01             $ (0.52)             $ (0.48)

                                                                                    YEAR ENDED JULY 31,
                                                                      1996                 1997                1998
                                                               ------------------    ----------------     ----------------
Dilutive -
    Weighted average common share outstanding/1/                            8,811              11,523               12,311
    Conversion of warrants using the if converted method                    1,809                 --                   --
    Net effect of dilutive options  based on treasury stock
     method using average market price                                        108                 --                   --
                                                               ------------------    ----------------     ----------------
                                                                           10,728              11,523               12,311

    Net income (loss)                                                     $   105             $(5,975)             $(5,897)
                                                               ------------------    ----------------     ----------------
    Net income (loss) per share                                           $  0.01             $ (0.52)             $ (0.48)


/1/ Weighted average number of Common Shares is calculated based on the number of days outstanding during the year.